Exhibit 5.1

1 July 2014

To:	Board of Directors
Actavis plc
1 Grand Canal Square
Docklands
Dublin 2

Re:	Actavis plc (the “Company”)

Dear Sirs,

1.	Basis of Opinion

We are acting as Irish counsel to the Company, registered number 527629, a public company limited by shares, incorporated under the laws of Ireland, with its registered office at 1 Grand Canal Square, Docklands, Dublin 2, in connection with the post-effective amendment to the registration statement on Form S-8 to Form S-4 (the “Registration Statement”), to be filed with the United States Securities and Exchange Commission (the “SEC”) on 1 July 2014 under the Securities Act of 1933, as amended (the “Securities Act”) with respect to 7,157,687 ordinary shares of US$0.0001 par value per share of the Company (the “Shares”) that may be delivered pursuant to (i) the Forest Laboratories, Inc. (“Forest”) 2000 Stock Option Plan (ii) the Forest 2004 Stock Option Plan and (iii) the Forest 2007 Equity Incentive Plan, as amended (the “Plans”), as assumed by the Company pursuant to a merger agreement entered into between the Company, Tango US Holdings, Inc., Tango Merger Sub 1 LLC, Tango Merger Sub 2 LLC and Forest Laboratories, Inc. on 17 February 2014 (the “Merger Agreement”).

1.1	This Opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date hereof as currently applied by the courts of Ireland. We have made no investigation of and we express no opinion as to the laws of any other jurisdiction or the effect thereof. This Opinion speaks only as of its date.

1.2	This Opinion is also strictly confined to the matters expressly stated herein at paragraph 2 below and is not to be read as extending by implication or otherwise to any other matter.

1.3	As Irish counsel to the Company in connection with the registration of the Shares, we have examined:

(a)	the documents listed in the schedule (the “Schedule”) to this opinion (the “Documents”);

(b)	the searches listed at paragraph 1.5 below; and

(c)	such other documents and records as we have deemed necessary to enable us to render the opinions set forth below.

1.4	In giving this Opinion, we have examined and relied on copies of the Documents sent to us by email in pdf or other electronic format.

1.5	For the purpose of giving this Opinion, we have caused to be made the following legal searches against the Company on 1 July 2014:

(a)	on the file of the Company maintained by the Irish Registrar of Companies in Dublin for returns of allotments, special resolutions amending the memorandum and articles of association of the Company and notice of the appointment of directors and secretary of the Company and for the appointment of any receiver, examiner or liquidator;

(b)	in the Judgments Office of the High Court for unsatisfied judgments, orders, decrees and the like for the twelve years immediately preceding the date of the search; and

(c)	in the Central Office of the High Court in Dublin for any proceedings and petitions filed in respect of the Company.

2.	Opinion

Subject to the assumptions set out in this Opinion and to any matters not disclosed to us, we are of the opinion that:

2.1	The Company is a public company limited by shares and is duly incorporated and validly existing under the laws of Ireland.

2.2	The Shares have been duly authorised pursuant to resolutions of the board of directors of the Company and, when issued in accordance with the terms of the Merger Agreement and the terms and conditions referred to or summarised in the applicable resolutions and the Plans, will be validly issued, fully paid up and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such Shares).

3.	Assumptions

For the purpose of giving this Opinion, we assume the following without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

Registration Statement and the Plans

3.1	that when filed with the SEC, the Registration Statement will not differ in any material respect from the drafts that we have examined;

3.2	that the Shares will be allotted and issued in the manner stated in the Plans;

3.3	that any awards granted pursuant to the Plans will be paid up in consideration of the receipt by the Company prior to, or simultaneously with, the issue of the Shares pursuant thereto of cash at least equal to the nominal value of such Shares and that where Shares are issued under the Plans without the requirement for the payment of cash consideration by or on behalf of the relevant beneficiary, then such shares shall either be fully paid up by the Company or one of its subsidiaries within the time permitted by Section 29(1) of the Companies (Amendment) Act 1983 (and, in the case of the Company or a subsidiary incorporated in Ireland, in a manner permitted by Section 60(12) of the Companies Act 1963 (as amended)) or issued for consideration as set out in Section 30(2) of the Companies (Amendment) Act 1983;

3.4	that the exercise of any options granted under the Plans and the issue of the Shares upon exercise of such options (and the issue of the Shares in connection with any other awards granted under the Plans) will be conducted in accordance with the terms and the procedures described in the Plans and the applicable award agreement;

3.5	that the Company has sufficient share capital to issue the required number of Shares to be delivered to recipients of any awards granted under the Plans;

Authenticity and bona fides

3.6	the completeness and authenticity of all Documents submitted to us as originals or copies of originals (and in the case of copies, conformity to the originals of such copies), the genuineness of all signatories, stamps and seals thereon and where incomplete Documents have been submitted to us that the originals of such Documents are identical to the last draft of the complete Documents submitted to us;

3.7	that the copies produced to us of minutes of meetings and/or of resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout and that no further resolutions have been passed or other action taken which would or might alter the effectiveness thereof;

3.8	that there is, at the relevant time of the allotment and issue of the Shares, no matter affecting the authority of the directors to issue and allot the Shares, not disclosed by the memorandum and articles of association of the Company (the “Memorandum and Articles of Association”) or the resolutions produced to us, which would have any adverse implications in relation to the opinions expressed in this Opinion;

3.9	that the Memorandum and Articles of Association effective as of 1 October 2013 are the current Memorandum and Articles of Association, are up to date and have not been amended or superseded and that there are no other terms governing the Shares other than those set out in the Memorandum and Articles of Association;

Accuracy of searches and warranties

3.10	the accuracy and completeness of the information disclosed in the searches referred to in paragraph 1.5 above and that such information has not since the time of such search or enquiry been altered. It should be noted that searches at the Companies Registration Office, Dublin, do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of or the appointment of a receiver or an examiner to the Company; and

3.11	the truth, completeness and accuracy of all representations and statements as to factual matters contained in the Documents.

4.	Disclosure

This Opinion is addressed to you in connection with the registration of the Shares with the SEC. We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement.

The opinion is governed by and is to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date hereof.

Yours faithfully

/s/ Arthur Cox

ARTHUR COX

SCHEDULE

The Documents

1.	A copy of the Registration Statement.

2.	A copy of the Plans.

3.	A copy of the Merger Agreement.

4.	A copy of the resolutions of the board of directors of the Company dated:

(i)	16 February 2014, regarding the approval of and adoption of, among other things, the Merger Agreement and all other matters contemplated thereby and the approval and filing of the Registration Statement with the SEC;

(ii)	1 July 2014, regarding, among other things, the approval of the issue of the Shares in the Company and the filing of the Registration Statement with the SEC and the assumption of all rights and obligations of the Company under the Plans.

5.	A corporate certificate of the secretary of the Company dated 1 July 2014.

6.	A copy of the Memorandum and Articles of Association of the Company in their current form effective 1 October 2013.

7.	A copy of the certificate of incorporation of the Company on re-registration as a public limited company dated 20 September 2013.

8.	Letter of status from the Irish Companies Registration Office dated 1 July 2014.